Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MyoKardia, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2015, as filed with the Securities and Exchange Commission (the “Report”), Tassos Gianakakos, President, Chief Executive Officer of the Company, and Steven Chan, Vice President and Corporate Controller of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2015

/s/ Tassos Gianakakos
Tassos Gianakakos
President, Chief Executive Officer (principal executive officer)

/s/ Steven Chan
Steven Chan Vice President, Corporate Controller (principal financial and accounting officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of MyoKardia, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.